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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG

                               WII HOLDINGS, INC.

                                       AND

                                THE STOCKHOLDERS

                                AS DEFINED HEREIN


                            DATED AS OF APRIL 9, 2003

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                                TABLE OF CONTENTS

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                                                                            Page
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1.   Certain Definitions.......................................................1

2.   Investors Demand Registration.............................................2

3.   Form S-3..................................................................4

4.   Piggyback Registration....................................................4

5.   Registration Procedures...................................................5

6.   Expenses..................................................................8

7.   Indemnification...........................................................9

8.   Compliance with Rule 144.................................................12

9.   Rule 144A Information....................................................13

10.  Amendments...............................................................13

11.  Market Stand-Off.........................................................13

12.  Transferability of Registration Rights...................................14

13.  Rights Which May Be Granted to Subsequent Investors......................14

14.  Damages..................................................................14

15.  Miscellaneous............................................................14

                                       (i)
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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of this 9th day of April 2003, by and among WII Holdings, Inc., a Delaware corporation (the "Company"), the Persons identified on SCHEDULE A hereto as Investors (collectively, the "Investors," and each individually, an "Investor"), the Persons identified on SCHEDULE A hereto as the Debt Investors (the "Debt Investors") and the Persons identified on SCHEDULE A hereto as Management Stockholders (collectively, the "Management Stockholders," and each individually, a "Management Stockholder"). The Management Stockholders, the Debt Investors, and the Investors are sometimes referred to herein collectively as the "Stockholders," and each individually, a "Stockholder."

     WHEREAS, the Stockholders are parties to that certain Purchase and Exchange Agreement dated as of the date hereof by and among the Company and the Stockholders (the "Acquisition Agreement") pursuant to which the Stockholders are acquiring approximately 155,000 shares of the Company's Voting Common Stock, par value $.01 per share (the "Voting Common") and Nonvoting Common Stock, par value $.01 per share (collectively with the Voting Common, "Common Stock"); and

     WHEREAS, the execution and delivery of this Agreement by the Company is an inducement and condition precedent to the acquisition by the Stockholders of the Stock under the Acquisition Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "AFFILIATE" of a Person shall mean any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

            "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

            "COMMON STOCK" shall mean the common stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

            "COMPANY" shall have the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

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            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.

            "PERSON" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

            "REGISTRABLE SECURITIES" shall mean (i) any shares of Common Stock held by the Investors or the Debt Investors at any time or issuable upon conversion of any securities (or convertible notes) owned by the Investors at any time, and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.

            All other capitalized terms not defined herein shall have the meaning set forth in the Subscription Agreements unless otherwise indicated.

     2.     INVESTORS DEMAND REGISTRATION.

            (a) At any time after the earlier of (i) 180 days after the initial public offering of the Company's Common Stock pursuant to an effective registration under the Securities Act, and (ii) forty five (45) days prior to the date on which the Company shall become a reporting company under Section 12 or Section 15(d) of the Exchange Act, Investors (i) holding at least fifty percent (50%) of the Registrable Securities held by the Investors as a group and
(ii) holding Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commission, if any) of at least $10,000,000 may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner(s) specified in such request. Upon receipt of such request, the Company shall promptly deliver notice of such request to all holders of Registrable Securities who shall then have twenty (20) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person's participation in such underwritten public offering and the inclusion of such Person's Registrable Securities in the underwritten public offering to the extent provided herein. The Company shall cause such registration statement to be filed within thirty
(30) days after the initial request and will use its best efforts to effect the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act within forty-five (45) days after the required filing date, but only to the extent provided for in this Agreement; PROVIDED, HOWEVER, that the Company shall not be

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required to effect a registration pursuant to a request under this Section 2 more than two (2) times for the Investors as a group. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which Investors shall have been entitled to join pursuant to Section 5 and in which there has been effectively registered all Registrable Securities as to which registration was requested. A registration will not count as a requested registration under this Section 2(a) unless the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating shareholders; PROVIDED, HOWEVER, that the Investors holding at least fifty percent (50%) of the participating Registrable Securities held by Investors may request, in writing, that the Company withdraw, and the Company shall withdraw, a registration statement that has been filed under this
Section 2(a) but has not yet been declared effective, and a majority in interest of such holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2(a).

            (b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited because of market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed necessary by such managing underwriter; PROVIDED, HOWEVER, that the shares to be excluded shall be determined in the following order: (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities held by any Persons (other than the holders of Registrable Securities) having a contractual, incidental "piggy back" right other than pursuant to this Agreement to include such securities in the registration statement, (iii) securities held by any Persons (other than the holders of Registrable Securities) having a contractual, incidental "piggy back" right pursuant to this Agreement to include such securities in the registration statement, (iv) securities to be registered by the Company pursuant to such registration statement and, if necessary, (v) Registrable Securities held by the Investors and Debt Investors. If there is a reduction of the number of Registrable Securities pursuant to clause (v), such reduction shall be made pro rata based upon the aggregate number of Registrable Securities held by such Investors and Debt Investors. Notwithstanding anything to the contrary herein, a registration will not count as a requested registration under this Section 2(a) if the reduction set forth in the preceding sentence is greater than one-third (1/3) of the Registrable Securities requested to be included in such registration by the Investors and Debt Investors.

            (c)    With respect to a request for registration pursuant to
Section 2(a) that is for an underwritten public offering, the managing underwriter shall be chosen by Investors holding a majority of the Registrable Securities held by Investors to be sold in such offering subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed). The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public) to become effective within one hundred twenty (120) days following the effective date of any registration required pursuant to this Section 2.

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     3.     FORM S-3. After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form S-3 (or any successor form) under the Securities Act. Investors holding at least 50% of the Registrable Securities held by the Investors as a group and holding Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $1,000,000 shall have the right to request registrations on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Investors, as the case may be. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such Investors. The Investors shall have the right to request registration under this Section 4 three (3) times. The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 4 and such holders of Registrable Securities shall then have twenty (20) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its best efforts to (i) promptly (but in no event later than thirty (30) days from the date of the request) file the registration statement on Form S-3 (or a comparable successor form) to the extent requested by such holders, and (ii) upon declaration of effectiveness, keep such registration statement effective until the earlier of one-hundred eighty (180) days or until such holders have completed the sales described in such registration statement. If the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount of securities to be sold is greater than the amount that can be offered without adversely affecting the offering, the Company may, subject to the next following sentence, reduce the amount offered (including Registrable Securities) to a number deemed necessary by such managing underwriter: (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities held by any Persons (other than the holders of Registrable Securities) having a contractual, incidental "piggy back" right other than pursuant to this Agreement to include such securities in the registration statement, (iii) securities held by any Persons (other than the holders of Registrable Securities) having a contractual, incidental "piggy back" right pursuant to this Agreement to include such securities in the registration statement, (iv) securities to be registered by the Company pursuant to such registration statement and, if necessary, (v) Registrable Securities held by the Investors and Debt Investors. If there is a reduction of the number of Registrable Securities pursuant to clause (v), such reduction shall be made pro rata based upon the aggregate number of Registrable Securities held by such Investors and Debt Investors.

     4. PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public) either for itself or on the behalf of any shareholder, each such time it will give written notice at the applicable address of record to each Stockholder of its intention to do so. Upon the written request of any of such Stockholder, given within twenty
(20) days after receipt by such Person of such notice, the Company shall, subject to the limits contained in this Section 4, use its best efforts to cause all the shares of Common Stock held by the requesting holders as of the date hereof (the "Piggyback Registrable Securities") to be registered under the Securities Act and qualified for sale under any state securities or "blue sky" law, all to the extent required to permit such sale or other

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disposition of their Piggyback Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, "Selling Stockholders") is greater than the amount that can be offered without adversely affecting the offering, the Company may, subject to the next following sentence, reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed necessary by such managing underwriter. The amount of Piggyback Registrable Securities of selling Stockholders to be excluded shall be determined in the following order: (i) securities held by any Persons not having any such contractual, incidental "piggyback" registration rights, (ii) securities held by any Persons having contractual, incidental "piggyback" registration rights pursuant to an agreement other than this Agreement, and (iii) a portion of the Piggyback Registrable Securities sought to be included by the holders thereof as determined pro rata based upon the aggregate number of Piggyback Registrable Securities held by such Investors, Debt Investors and Management Stockholders.

     5. REGISTRATION PROCEDURES. When the Company is required pursuant to the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will:

            (a) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the holder or holders have completed the sales described in such registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

            (c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such selling holder or underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

            (d) file and use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state securities or "blue sky" laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things that may be necessary under such state securities or "blue sky" laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned

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by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by holders of a majority in interest of the Registrable Securities participating in such registration copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

            (f) immediately notify each selling holder of Registrable Securities, such selling holder's counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or that requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such registration statement or prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such registration statement or prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (g) make generally available to the holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company satisfies the requirements of Rule 158 under the Securities Act and otherwise complies with all applicable rules and regulations of the Commission;

            (h) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment; PROVIDED, HOWEVER, that the Company may postpone the filing or effectiveness of any registration statement required to be filed hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing or effectiveness would require a special audit or the disclosure of a material impending transaction or other matter and the Company's Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company;

            (i) use its best efforts to cause, to the extent applicable, the Registrable Securities covered by a registration statement to be registered with or approved by such other governmental agencies or authorities and to obtain such approvals, consents and make such filings as may be necessary by virtue of the business and operations of the Company to enable

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the holders to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

            (j) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder's counsel, promptly incorporate into a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

            (k) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (each an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

            (l) enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the holders or the underwriters retained by the holders participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of Registrable Securities (and the holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters also be made to and for the benefit of the holders);

            (m) furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

            (n) cause the securities covered by such registration statement to be listed on the national securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders holding a majority in interest of the Registrable Securities and the Company determine);

            (o) in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the holders, in customary efforts to sell the securities being offered, and cause such steps to be taken as to ensure such

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good faith participation of senior management officers of the Company in "road shows" as is customary;

            (p) if the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any prospectus with such exchange in compliance with Rule 153 under the Securities Act so that the holders of Registrable Securities benefit from the prospectus delivery procedures described therein;

            (q) cooperate with each holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc., including, if appropriate, the pre-filing of a prospectus as part of a shelf registration statement in advance of an underwritten offering;

            (r) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration and sale of any Registrable Securities under this Agreement;

            (s) correct any deficiency (in the judgment of either the Company or the holders of Registrable Securities) between the preliminary prospectus and the final prospectus, and pay any expenses associated with the recirculation of the final prospectus following the correction of such deficiency;

            (t) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and

            (u) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case no later than the effective date of such registration.

     If any registration statement refers to any holder by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal or state securities or "blue sky" statute and the rules and regulations thereunder then in force, deletion of the reference to such holder.

     6. EXPENSES. All expenses incurred by the Company or the holders of Registrable Securities and Piggyback Registrable Securities in effecting the registrations provided for in Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and of a single counsel selected by the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority in interest of the

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Registrable Securities who initiate the registration under such Section 2(a), and, in the case of all other registrations hereunder, the holders of a majority in interest of the Registrable Securities participating in the registration), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the state securities or "blue sky" laws of any jurisdictions (all of such expenses referred to as "Registration Expenses"), shall be paid by the Company whether or not the registration statement to which such Registration Expenses relate becomes effective.

     7.     INDEMNIFICATION.

            (a) The Company shall indemnify and hold harmless each selling holder of Registrable Securities (which for purposes of this Section 7 shall include Piggyback Registrable Securities), each underwriter (as defined in the Securities Act), and directors, officers, partners, shareholders, members, employees and agents of any of them, and each Person who participates in the offering of such securities and each Affiliate of such seller, underwriter or participating Person (individually and collectively, the "Indemnified Person") against any losses, claims, damages or liabilities, including reasonable legal fees, disbursements and expenses of counsel (collectively, "Liability"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as the Liability (or action in respect thereof) arises out of, is based upon or relates to (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto,
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, any state securities or "blue sky" laws or any sale or regulation thereunder in connection with such registration. Except as otherwise provided in
Section 7(d), the Company shall reimburse each such Indemnified Person for all reasonable legal and other expenses incurred in connection with investigating or defending any Liability; PROVIDED, HOWEVER, that the Company shall not be liable to any Indemnified Person in any such case to the extent that the Liability arises out of, is based upon or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and PROVIDED FURTHER, that the Company shall not be required to indemnify any Person against Liability that arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Person and the Company's indemnification obligations shall survive transfer of such securities by such seller.

            (b) Each holder of Registrable Securities holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of Registrable Securities (including to the extent applicable its partners, members and shareholders (including partners of partners and shareholders of such partners)), the Company, each underwriter, and directors, officers, employees and agents of each of them, and each Affiliate of such seller or underwriter and directors, officers, employees and agents of any of them (individually and collectively also the "Indemnified Person"), against any liability, joint or

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several, to which the Indemnified Person may become subject under the Securities
Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. The liability of any Investor, Debt Investor or Management Stockholder for indemnification under this Section 7 in its capacity as a seller of Registrable Securities shall not exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement held by such Investor, Debt Investor or Management Stockholder, and (ii) the amount equal to the net cash proceeds to such Investor, Debt Investor or Management Stockholder of the securities sold in any such registration; provided that no selling holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

            (c) Indemnification similar to that specified in Sections 7(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

            (d) In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 7(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought (the "Indemnifying Person") of such complaint, notice, claim or action, and the Indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action; PROVIDED, that the failure to promptly give notice shall not relieve the Indemnifying Person from any Liability except to the extent that it is materially prejudiced by the failure or delay of the Indemnified Person in giving such notice. If any such complaint, claim or other notice of any Liability or action is brought against any Indemnified Person and it notifies the Indemnifying Person of its commencement, the Indemnifying Person will be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnified Person promptly after receiving notice of the commencement of the action from the Indemnified Person, jointly with any other Indemnifying Person similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the Indemnified Person, and after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense, the Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Person in connection with the defense. The Indemnified Person shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of the Indemnified Person unless (i) the employment of counsel by the Indemnified Person has been authorized in writing by the Indemnifying Person,
(ii) the Indemnified Person has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Indemnifying Person or Persons, (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person) between the Indemnified Person and the Indemnifying Person (in which case the Indemnifying Person shall not have the right to direct the defense of such action on behalf of the Indemnified Person) or (iv) the Indemnifying Person has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or has failed to employ counsel reasonably satisfactory to such Indemnified Person, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Person or Persons. The Indemnifying Person or Persons shall not, unless there exists a conflict of interest among the Indemnified Persons, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such Indemnified Persons. All such fees, disbursements and other charges shall be reimbursed by the Indemnifying Person promptly as they are incurred. An Indemnifying Person shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Person shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (iii) does not commit the Indemnified Person to take, or to forbear to take, any action. If a settlement is reached with such consent or if a final judgment is entered for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

            (e) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each Indemnifying Person under this
Section 7, in lieu of indemnifying the Indemnified Person thereunder, shall contribute to the amount paid or payable by the Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the holder of Registrable Securities, or holders of Registrable Securities and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other holders of Registrable Securities and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the holders of Registrable Securities, and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the holders of Registrable Securities, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the holders of Registrable Securities and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the holders of Registrable Securities, or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the holders of Registrable Securities, agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by a method of allocation that does not take account the equitable considerations referred to in the immediately preceding paragraph, provided that a holder of Registrable Securities shall not be required to contribute under this Section 7(e) in excess of the lesser of (i) that proportion of the total Liability indemnified against equal to the proportion of the total Registrable Securities, sold under such registration statement by such holder and (ii) the net cash proceeds received by such holder from its sale of Registrable Securities, under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person not found guilty of such fraudulent misrepresentation.

            (f) The amount paid by an Indemnifying Person or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 8 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties.

     8. COMPLIANCE WITH RULE 144. If the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities or Piggyback Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities or Piggyback Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). After the occurrence of the first underwritten public offering of Common Stock of the Company pursuant to an offering registered under the Securities Act on Form S-1 or Form SB-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of

Registrable Securities or Piggyback Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities or Piggyback Registrable Securities.

     9. RULE 144A INFORMATION. The Company shall, upon the written request of any Investor, provide to such Investor and to any prospective institutional transferee of the Common Stock designated by such Investor, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Investor may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

     10. AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least fifty percent (50%) of the Registrable Securities; provided, however, that any such amendment that adversely affects the Investors, the Debt Investors or Management Stockholders differently than other Stockholders shall require the prior written consent of a majority-in-interest of such adversely affected Investors, Debt Investors or Management Stockholders, as applicable. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. Notwithstanding anything herein to the contrary, any party that acquires shares of capital stock of the Company pursuant to Section 1.5 of the Acquisition Agreement shall, upon executing a joinder agreement to this Agreement (as contemplated in such Section 1.5), be deemed either an "Investor" or a "Debt Investor" as determined pursuant to Section 1.5(b) of the Acquisition Agreement) for all purposes of this Agreement. SCHEDULE A hereto shall be amended as appropriate to reflect any such acquisitions and/or in the event that the Investors convert the Notes into Common Stock pursuant to the terms thereto.

     11. MARKET STAND-OFF. Each Stockholder agrees, if so requested by the Company and an underwriter of Common Stock of the Company in connection with any public offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by it for such period, not to exceed (a) one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company's initial public offering of Common Stock, or (b) ninety (90) days following the effective date of the relevant registration statement in connection with any other public offering of Common Stock, as such underwriter shall specify reasonably and in good faith; provided that this Section 11 shall be applicable to each Stockholder on identical terms and to the extent the Company releases any shares from any of the transfer restrictions under this
Section 11, such release shall be applied to each Stockholder on a pro rata basis based on the aggregate number of shares of Common Stock held by each such Stockholder.

     The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the one-hundred eighty (180)-day period beginning on the effective date of any registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form) and shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted).

     12. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement. This Agreement shall inure to the benefit of and be binding on the successors and assigns of each of the parties hereto. If any transferee of any Investor shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

     13. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT PERSONS. Other than transferees of Registrable Securities under Section 12, the Company shall not, without the prior written consent of holders of at least a fifty percent (50%) of the Registrable Securities, (a) allow purchasers of the Company's securities to become a party to this Agreement or (b) grant any other registration rights other than subordinate incidental "piggyback" registration rights; provided, however, the Company shall not grant the Investors senior registration rights to those currently held by the Investors without the prior written consent of each of the Debt Investors.

     14. DAMAGES. The Company stipulates that each holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with this Agreement and that damages shall not be readily ascertainable, and accordingly, the Company shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement to require specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     15.    MISCELLANEOUS.

            (a) NOTICES. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two
(2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

     IF TO THE COMPANY OR THE INVESTORS:

            c/o Behrman Capital

            126 East 56th Street
            New York, NY 10022
            Attention: Dennis G. Sisco
            Telecopy No.: (212) 980-7024

     WITH A COPY TO:

            Goodwin Procter LLP
            Exchange Place
            Boston, MA 02109
            Attention: Kevin M. Dennis
            Telecopy No.: (617) 570-1528

     IF TO ANY OTHER HOLDER OF REGISTRABLE SECURITIES OR PIGGYBACK REGISTRABLE
SECURITIES:

            At such Person's address for notice as set forth in the books and records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a).

            (b) GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the state of Delaware without giving effect to conflict of laws principles thereof.

            (c)    DISPUTE RESOLUTION.

                   (i) Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in New York, New York. In the event that any person or entity other than the parties hereto may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 15(c)(i) shall be specifically enforceable. Notwithstanding the foregoing, this Section 15(c)(i) shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 15(c)(i).

                   (ii) To the extent that any court action is permitted consistent with or to enforce Section 15(c)(i) of this Agreement, the parties hereby consent to the jurisdiction of the United States District Court for the Southern District New York. Accordingly, with respect to any such court action, each party hereto (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

            (d) COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

            (e) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

            (f) INTEGRATION. This Agreement, including the exhibits and instruments referred to herein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.


                                COMPANY:

                                WII HOLDINGS, INC.


                                By: /s/ Dennis G. Sisco
                                --------------------------
                                Name: Dennis G. Sisco
                                Title: President


                         [Registration Rights Agreement]

                                INVESTORS:


                                BEHRMAN CAPITAL III L.P.

                                By: Behrman Brothers III L.L.C., its general partner

                                By: /s/ Grant G. Behrman
                                --------------------------
                                Name: Grant G. Behrman
                                Title: Managing Member


                                STRATEGIC ENTREPRENEUR FUND III L.P.


                                By: /s/ Grant G. Behrman
                                --------------------------
                                Name: Grant G. Behrman
                                Title: General Partner


                         [Registration Rights Agreement]

                                DEBT INVESTORS:


                                ANTARES CAPITAL CORPORATION


                                By: /s/ David K. Swanson
                                ----------------------------
                                Name: David K. Swanson
                                Title: Director


                                INDOSUEZ CAPITAL PARTNERS 2003, LLC

                                By: Indosuez CMII, Inc., its Managing General Partner

                                By:  /s/ Michael Walsh
                                ----------------------------
                                Name: Michael Walsh
                                Title: Vice-President

                                By:   /s/ Michael Malcolmson
                                ------------------------------
                                Name: Michael Malcolmson
                                Title: General Manager

                         [Registration Rights Agreement]

                                MANAGEMENT STOCKHOLDERS:


                                By: /s/ John Fitzpatrick
                                -----------------------------
                                Name: John Fitzpatrick


                                By: /s/ Paul Becker
                                -----------------------------
                                Name: Paul Becker


                                By: /s/ Robert Bennett
                                -----------------------------
                                Name: Robert Bennett


                                By: /s/ Joel Beyer
                                -----------------------------
                                Name: Joel Beyer


                                By: /s/ Dale Herbst
                                -----------------------------
                                Name: Dale Herbst


                                By: /s/ Lynn McClintock
                                -----------------------------
                                Name: Lynn McClintock


                                By: /s/ John Sleva
                                -----------------------------
                                Name: John Sleva


                                By: /s/ Sheila Krogman
                                -----------------------------
                                Name: Sheila Krogman

                         [Registration Rights Agreement]

                                 Schedule 2